Exhibit 10.6

EXHIBIT C

Security Agreement

Date:

April 30, 2008

Debtor:

Ariel Way, Inc., a Florida corporation, and its wholly-owned subsidiary, Lime Truck Acquisition Corporation, a Delaware corporation (collectively, the “Debtor”)

Debtor's Mailing Address:

8000 Towers Crescent Drive, Suite 1220

Vienna, VA 22182

Secured Party:

Melody Mayer, Heath Hill, and Charles Warren, acting through their attorney of record, Tandy Jouret with Leggett & Clemons, PLLC, as their representative (collectively referred to as the “Secured Party”)

Secured Party’s Mailing

Address:

Through their attorney of record:

Tandy Jouret

Leggett & Clemons, PLLC

2745 Dallas North Parkway, Suite 310

Dallas, Texas 75093

Collateral:

The vehicles identified as follows:

VIN – JALB4B16X67020198 2006 Isuzu

VIN – JALB4B16X67014742 2006 Isuzu

VIN – JALB4B16767020191 2006  Isuzu

VIN – JALB4B16267014704 2006  Isuzu

VIN – 4GTJ7C126VJ600023 1997  Isuzu

VIN – JALB4B16X67014739 2006 Isuzu

Certain assets of Lime Truck Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Debtor as listed in Exhibit A attached hereto “List of Assets.”

Obligation:  The obligation includes (i) those certain One Year Promissory Notes in the aggregate principal amount of Six Hundred Forty Thousand Dollars and no/100 ($640,000) (the “One Year Promissory Notes”), and (ii) those certain Acquisition Promissory Notes in the aggregate principal amount of Seven Hundred Ninety Two Thousand Five Hundred and no/100 dollars ($792,500) (the “Acquisition Promissory Notes”) issued to the Secured Party by the Debtor (collectively, the “Notes”) on April 30, 2008, plus all costs incurred by Secured Party to enforce this Security Agreement and to maintain, preserve, collect and realize upon the Collateral upon the occurrence of an Event of Default as defined herein.

Priority of Security Interest:  Debtor acknowledges and agrees that the Obligation shall be secured by a first priority security interest as evidenced by this Security Agreement, such security interest being subordinate only to Isuzu Finance Corporation or any other interest necessary to secure financing and to those obligations properly secured prior to the date hereof.

Debtor’s Representations Concerning Location of Collateral: Subject to the terms of this Agreement, Debtor grants to Secured Party a security interest in the Collateral and all its proceeds to secure payment and performance of Debtor’s Obligation in this Security Agreement and all renewals and extensions thereof.

Debtor’s Covenants

1.

Protection of Collateral.  Debtor will defend the Collateral against all claims and demands and will keep it free from all liens except those for taxes not yet due and from all subordinate security interests.  The books and records evidencing the Collateral will remain in Debtor’s possession or control at all times, except as otherwise provided in this Agreement.

2.

Secured Party’s Costs.  Debtor will pay all expenses incurred by Secured Party in enforcing this security interest or the Collateral upon an Event of Default, expenses for which Debtor is liable include, but are not limited to, taxes, assessments, reasonable attorney's fees, and other legal expenses.  These expenses will bear interest from the dates of payments at the highest rate allowed by law, and Debtor will pay Secured Party this interest on demand at a time and place reasonably specified by Secured Party.  These expenses and interest will be part of the Obligation and will be recoverable as such in all respects.

3.

Additional Documents.  Upon the occurrence of an Event of Default, Debtor will sign any papers that Secured Party considers necessary to obtain, maintain, and perfect this security interest or to comply with any relevant law.

4.

Notice of Changes.  Debtor will immediately notify Secured Party of any material change in the Collateral; change in Debtor’s names, address, or location; change in any matter warranted or represented in this Agreement; change that may affect this security interest; and any event of default.

5.

Disposition of Collateral.  Debtor may not dispose or transfer substantially all of the assets of Debtor without prior written consent of the Secured Party and without granting Secured Party a secured position against the transfer of assets and/or the entity to which the assets are transferred.

6.

Effect of Disposition.  If Secured Party’s consent to the disposition of any Collateral gives rise to an account, chattel paper or instrument, Debtor shall assign or indorse the same to Secured Party, unless Secured Party otherwise waives such assignment or endorsement, in writing.

7.

Power of Attorney.  Debtor appoints Secured Party as Debtor’s attorney-in-fact with full power in Debtor’s name and behalf to do every act which Debtor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Secured Party to take any action hereunder.

Rights and Remedies of Secured Party.  Generally, Secured Party may exercise the following rights and remedies after Debtor defaults, as events of default are set forth below:

1.

take control of Collateral and any proceeds of the Collateral, and communicating directly with obligors under the Collateral;

2.

release any Collateral in Secured Party’s possession to any Debtor, temporarily or otherwise; and/or

3.

demand, collect, convert, redeem, settle, compromise, receipt for, realize on, adjust, sue for, and foreclose on the Collateral either in Secured Party’s or Debtor’s names, as Secured Party desires.

Events of Default

Each of the following conditions is an event of default:

1.

an Event of Default occurs under the terms of the Acquisition Promissory Notes;

2.

an Event of Default occurs under the terms of the One Year Promissory Notes; or

3.

if any warranty, covenant, or representation made to Secured Party by or on behalf of Debtor proves to have been false in any material respect when made.

Remedies of Secured Party on Default

During the existence of any event of default, Secured Party may exercise any rights and remedies granted by the Texas Uniform Commercial Code or by this Agreement, including the following:

1.

require Debtor to deliver to Secured Party all books and records relating to the Collateral;

2.

require Debtor to assemble the Collateral and make it available to Secured Party at a place reasonably convenient to both parties;

3.

take control of any the Collateral and any proceeds of the Collateral, and communicating directly with obligors under the Collateral;

4.

direct any party in possession of any of the Collateral to release any and/or all Collateral, and books and records relating to the Collateral, to Secured Party; or

5.

apply any proceeds from disposition of the Collateral after default in the manner specified in chapter 9 of the Texas Uniform Commercial Code, including payment of Secured Party’s reasonable attorneys’ fees and court expenses; and

Termination of Security Interest; Release of Collateral.

1.

Upon the repayment and performance in full by the Debtor of all the Obligations, the security interest of Secured Party shall terminate and all rights to the Collateral shall revert to the Debtor.  Upon such repayment and performance by the Debtor, Secured Party shall execute and deliver to the Debtor such documents as the Borrower shall reasonably request to evidence the termination of Secured Party's security interest in the Collateral.

General Provisions

1.

Parties Bound.  Secured Party’s rights under this Agreement shall inure to the benefit of their successors and assigns.  Assignment of any part of the Obligation and delivery by Secured Party of any part of the Collateral will fully discharge Secured Party from responsibility for that part of the Collateral.  If Debtor is more than one, all their representations, warranties, obligations and agreements are joint and several.  Debtor’s obligations under this Agreement shall bind Debtor’s' personal representatives, successors, and assigns.

2.

Waiver.  Neither delay in exercise nor partial exercise of any of Secured Party’s remedies or rights shall waive further exercise of those remedies or rights.  Secured Party’s failure to exercise remedies or rights does not waive subsequent exercise of those remedies or rights.  Secured Party’s waiver of any default does not waive further default.  Secured Party’s waiver of any right in this Agreement or of any default is binding only if it is in writing.  Secured Party may remedy any default without waiving it.

3.

Modifications.  No provisions of this Agreement shall be modified or limited except by written agreement.

4.

Severability.  The unenforceability of any provision of this Agreement will not affect the enforceability or validity of any other provision.

5.

Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND EXCLUSIVE VENUE SHALL BE IN DALLAS COUNTY, TEXAS. Unless otherwise defined herein, or unless this context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code in effect in the State of Texas have the meanings therein stated.

6.

Presumption of Truth and Validity.  If the Collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth, and all prerequisites to the sale specified by this Agreement and by the Texas Uniform Commercial Code will be presumed satisfied.

7.

Singular and Plural.  When the context requires, singular nouns and pronouns include the plural.

8

Assignment.  This Agreement shall inure to the benefit and be binding upon the parties hereto and their respective successors and assigns.  This Agreement shall not be assignable, in whole or in part, by the Debtor without the prior written consent of Secured Party.  This Agreement may be assigned or transferred, in whole or in part, by Secured Party upon written notice to the Debtor.

9.

Cumulative Remedies.  Foreclosure of this security interest by suit does not limit Secured Party’s remedies, including the right to sell the Collateral under the terms of this Agreement.  All remedies of Secured Party may be exercised at the same or different times, and no remedy shall be a defense to any other.  Secured Party’s rights and remedies include all those granted by law or otherwise, in addition to those specified in this Agreement.

IN WITNESS WHEREOF, Ariel Way, Inc., Lime Truck Acquisition Corporation, Melody Mayer, Heath Hill and Charles Warren have executed this Agreement as of the date first written above.

SECURED PARTY:

MELODY MAYER

/s/ Melody Mayer

HEATH HILL

/s/ Heath Hill

CHARLES WARREN

/s/ Charles Warren

DEBTOR:

Lime Truck Acquisition Corporation, (a wholly

owned subsidiary of Ariel Way, Inc.)

By: /s/ Arne Duhem

DEBTOR:

Ariel Way, Inc.

By: /s/ Arne Dunhem

EXHIBIT “A”

A-1